Exhibit 10.34

ACCOUNT CONTROL AGREEMENT

This ACCOUNT CONTROL AGREEMENT dated as of July 31, 2023, ("Agreement"), is made by and among GRIID INFRASTRUCTURE LLC, a Delaware limited liability company (the “Borrower”), BLOCKCHAIN ACCESS UK LTD., a company organized and existing under the laws of England and Wales, as the agent under the Guaranty and Security Agreement referred to below (the “Agent”), and Coinbase Custody Trust Company, LLC, a New York limited purpose trust company (the “Custodian”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Uniform Commercial Code as in effect in the State of New York (the “UCC”), and if defined in more than one article of the UCC shall have the meanings set forth in Articles 8 and 9 thereof.

WHEREAS, the Borrower and Agent are parties to that certain (i) Fourth Amended and Restated Credit Agreement, dated as of October 9, 2022 (the “Credit Agreement”), and (ii) Second Amended and Restated Guaranty and Security Agreement, dated as of October 9, 2022 (the “Guaranty and Security Agreement”), pursuant to which the Borrower has granted to the Agent, for the benefit of the Lenders and all other Secured Parties (each as defined therein), a first priority security interest in the Controlled Accounts,

WHEREAS, the Borrower is the Custodian’s customer with respect to the Controlled Accounts, and

WHEREAS, the Borrower and the Agent are requesting that the Custodian enter into this Agreement to provide for control over the Controlled Accounts by the Agent and to perfect the Agent’s security interest in the Controlled Accounts.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto mutually agree as follows:

1.
The Controlled Accounts. The Custodian represents and warrants and covenants to the Agent that:
(a)
The Custodian qualifies as a “securities intermediary,” as defined in UCC §8-102 with respect to the Controlled Accounts and agrees that, for the purposes of this Agreement, its “jurisdiction” (as determined by the rules set forth in UCC §8-110(e)) shall be the State of New York.
(b)
The Custodian maintains the digital assets accounts listed on Exhibit A (each, a “Controlled Account” and collectively, the “Controlled Accounts”) solely in the Borrower’s name. Each Controlled Account is a “securities account” as defined in UCC §8-501(a) as to which the Agent has “control” as defined in UCC §8-106. The Borrower is the Custodian’s customer with respect to the Controlled Accounts.
(c)
As of the date of this Agreement, the Custodian does not know of any claim to, security interest in or lien upon any Controlled Account, except for claims and interests of the parties hereto.

(d)
The Custodian has not entered into any currently effective agreement with any person under which the Custodian may be obligated to comply with an Order (as defined below) originated by a person other than the Borrower or the Agent and will not enter into any such agreement during the effectiveness of this Agreement.

2.
"Financial Assets" Election. Each party hereby agrees that each item of property (whether investment property, financial asset, security or instrument (each as defined in the UCC) or cash) credited to a Controlled Account on or after the date of the Agreement shall be treated as a “financial asset” within the meaning of UCC §8-102(a)(9).

3.
Control of Controlled Accounts by Agent; Borrower’s Rights in Controlled Accounts. During the effectiveness of this Agreement, the Borrower hereby instructs and the Custodian agrees that:
(a)
Upon receipt of a Notice of Sole Control in the form attached hereto as Exhibit B (“Notice of Sole Control”), the Custodian shall comply with written instructions and Entitlement orders (as such term is defined in the UCC) (“Orders”) originated by the Agent concerning the Controlled Accounts without further consent from the Borrower or any other person and without regard to any inconsistent or conflicting Orders given to Custodian by the Borrower or any other person. The Custodian shall have a reasonable period of time not to exceed two (2) business days to comply with any Order.
(b)
Custodian shall not be responsible for any loss, liability or expense arising out of Custodian’s compliance with any Order or other instruction from Borrower prior to Custodian’s receipt and acknowledgment of such Order or instruction from Agent in accordance with Sections 3 and 16.
(c)
Prior to receipt of a Notice of Sole Control, the Custodian shall accept and comply with Orders from the Borrower without the prior written consent of the Agent. The Custodian shall honor instructions from the Borrower with respect to the exercise of voting, governance or other rights related to the financial assets custodied in a Controlled Account at any time unless Custodian has received a Notice of Sole Control from the Agent.
(d)
Upon receipt of a Notice of Sole Control in accordance with this Section 3 of this Agreement, the Custodian shall neither accept nor comply with any Order from the Borrower regarding the Controlled Accounts.
(e)
The Custodian shall not comply with any Orders or other instructions concerning the Controlled Accounts from any third party without the prior written consent of the Agent and, prior to the Custodian’s receipt of a Notice of Sole Control, the Borrower.

Notwithstanding anything to the contrary contained herein, before the Agent gives the Custodian any Orders concerning the Controlled Accounts, the Agent shall, upon the Custodian’s request, deliver to the Custodian such documentation as the Custodian may from time to time reasonably request to evidence the authority of those partners, officers, employees or agents whom the Agent may designate to give Orders, and Custodian shall be entitled to assume without further inquiry that the person(s) so named shall have the authority to give Orders. The Agent shall also provide the Custodian with any information as the Custodian may require in order to make a transfer in compliance with an Order, including the name and routing numbers of the Agent’s bank and the related accounts and account numbers, and/or a public blockchain address controlled by the Agent. The Borrower and the Agent understand that a transfer of financial assets by the Custodian maybe delayed or not made if the transfer would cause the Custodian to violate any applicable law or regulation.

4.
Priority of Agent’s Security Interest; Rights Reserved by Custodian. All of the

Custodian’s present and future rights against the Controlled Accounts are subordinate to the Agent’s security interest therein; provided, however, that the Agent agrees that nothing herein subordinates or waives, and that the Custodian expressly reserves, all of its present and future rights, including (i) a security interest prior to that of Agent in the Controlled Accounts solely to the extent necessary to secure the Custodian for the payment of any usual and customary commissions or fees owing to the Custodian with respect to the Controlled Accounts and (ii) the Custodian’s and its affiliates’ rights of set-off with respect of such usual and customary commissions or fees. For the avoidance of doubt, the Borrower has granted the Coinbase Entities (as defined in the Prime Broker Agreement) a right of set off over any assets held pursuant to the Coinbase Prime Broker Agreement with respect to any and all amounts owed to the Coinbase Entities, and the Custodian may enforce its rights against such other accounts (the “Other Accounts”) mantained for the Borrower for any amounts owed to the Custodian under any provision of this Agreement, whether matured or contingent. Solely as between Borrower and Lender, and for the avoidance of doubt, Borrower agrees that in no event shall any digital or other assets (i) maintained in or remitted to the Controlled Accounts or any proceeds or products thereof, whether tangible or intangible, or (ii) mined, generated or otherwise produced by the Borrower or any Grantor (as defined in the Guaranty and Security Agreement) using the Collateral Equipment (as defined in the Credit Agreement), be remitted to or maintained in Other Accounts.

5.
Statements; Notices of Adverse Claims. At the Agent’s expense and request, to the extent the Custodian has the operational ability to do so, the Custodian agrees to send copies of all statements with respect to the Controlled Accounts to the Agent. The Custodian is authorized to disclose to the Agent such other information concerning the Controlled Accounts as the Agent may from time to time request; provided, however, that the Custodian shall have no duty or obligation to comply with any such request. Except as otherwise required by law, the Custodian will use reasonable efforts to promptly notify the Agent and the Borrower if the Custodian receives a notice that any other person claims that it has a security or property interest in or lien upon a Controlled Account. The Borrower and the Agent shall have thirty (30) days after receipt of a statement of a Controlled Account to notify the Custodian of an error in such statement. The Custodian’s liability for any such error is limited in accordance with Section 6 hereof.

6.
Custodian’s Responsibility.
(a)
The Custodian shall not be liable to the Agent for complying with Orders from the Borrower that are received by the Custodian before the Custodian receives and has a reasonable opportunity to act on a Notice of Sole Control or any contradictory Order from the Agent.
(b)
The Custodian shall not be liable to the Borrower for complying with Orders originated by the Agent, even if the Borrower notifies the Custodian that the Agent is not legally entitled to issue Orders, unless the Custodian takes the action after being served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and has had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(c)
If Custodian is in doubt as to any action it should take or not take, Custodian may obtain, at Custodian’s sole cost and expense, the advice of external legal counsel selected by it to advise on (i) the interpretation of any of the provisions of this Agreement or (ii) any action of Custodian necessary to satisfy Custodian’s duties hereunder and shall be fully protected in relying in good faith on counsel’s advice on such interpretation or action or in connection with any subsequent acts or omissions of Custodian made in good faith in reliance upon and in conformity with such advice; provided that, in the event Custodian receives advice from external legal counsel in conflict with a Notice of Sole Control or any Order or instructions from the Agent, and Custodian acts or omits to act in conformity with such advice, then Custodian shall provide Agent prompt writen notice of such acts or omissions, to the extent legally permissible. Further, if at any time Custodian determines that on account of non-contractual legal obligations wholly apart from its obligations under this Agreement, Custodian is uncertain as to its duties to transfer the digital assets in the Controlled Accounts as instructed by Agent or Borrower, as applicable, due to a determination by Custodian that a transfer may be prohibited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, then Custodian shall promptly give Agent and Borrower written notice of its determination and may retain the digital assets in the Controlled Accounts until Custodian’s non-contractual legal obligations to transfer digital assets in the Controlled Accounts as instructed by Agent or Borrower, as applicable, have been adequately clarified. The determination shall be based upon the receipt of (i) an order from a court (or other forum) of competent jurisdiction that directs Custodian to take action in respect of the digital assets in the Controlled Accounts, (ii) a copy of a declaratory or other judgment from a court (or other forum) of competent jurisdiction that clarifies its legal obligations to transfer digital assets in the Controlled Accounts as instructed by Agent or Borrower, as applicable, or (iii) an opinion of external counsel acceptable in good faith to Custodian stating that Custodian is required by law to transfer the digital assets in the Controlled Accounts as instructed by Secured Party or Pledgor, as applicable.
(d)
This Agreement does not create any obligation of the Custodian except for those expressly set forth in this Agreement. In particular, the Custodian will have no fiduciary duties under this Agreement to any other party, whether as trustee, agent, bailee or otherwise. The Custodian may rely on notices and communications it believes are given by the appropriate party.
(e)
The Custodian shall have no duty to notify the Borrower or make any inquiry into or investigate whether or not an event of default exists under any agreement between the Borrower and the Agent or the Agent’s right or authority to deliver a Notice of Sole Control or any Orders or instructions.
(f)
In no event will the Custodian have any liability to the Borrower or the Agent in connection herewith for any (i) consequential, special, punitive or indirect loss or damage whether or not any claim for such damages is based on tort or contract or whether the Custodian knew or should have known the likelihood of such damages in any circumstances, (ii) failure to comply with Orders or delay in complying with Orders if such failure or delay is due to strikes, lockouts or other labor disturbances, riots, fire, earthquake, floods, lightning, pandemics, epidemics, other acts of God, or circumstances beyond the Custodian’s reasonable control, (iii) failure to act by the Borrower or the Agent or (iv) failure to act due to its reasonable determination that such action would result in the Custodian failing to comply with a statute, rule or regulation, binding upon the Custodian; except to the extent, in each case, such losses, liabilities and damages directly result from Custodian’s gross negligence or willful misconduct.

(g)
In the event that the Custodian is liable to the Borrower or the Agent under this Agreement, the Custodian’s liability shall be limited to the lesser of (i) the actual direct and provable amount of money damages suffered by the claiming party or (ii) the amount maintained in the Controlled Accounts at the time the claim for such liability arose.
7.
Indemnity.
(a)
The Borrower shall indemnify and hold harmless the Custodian, its affiliates, and their officers, directors, employees, and agents against all claims, demands, losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and disbursements and the reasonable estimate of the allocated costs and expenses of the Custodian’s in-house legal counsel and staff) arising out of this Agreement or the Custodian following any Order or other instruction or request of the Borrower or the Agent in connection with this Agreement, except to the extent the claims, liabilities, costs and expenses are caused by the Custodian’s gross negligence or willful misconduct.
(b)
(i)
The Agent shall indemnify the Custodian, its affiliates and their officers, directors, employees, and agents against claims, demands, losses, liabilities, damages, costs and expenses (including reasonable and documented attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of the Custodian’s in-house legal counsel and staff), solely arising out of the Custodian following any Order or other instruction or request of the Agent in connection with this Agreement, except to the extent the claims, liabilities, costs and expenses are caused by the Custodian’s gross negligence or willful misconduct.
(ii)
To the extent any amount demanded of the Borrower from the Custodian pursuant to paragraph (a) above is not paid within ten (10) days of Borrower’s receipt of such demand, the Agent will pay such amount as may be due to the Custodian under this indemnity within twenty (20) days of demand on the Agent by the Custodian; provided, however, that if the Custodian is stayed from making such demand upon the Borrower as a result of a bankruptcy or similar proceeding, then the Custodian shall be deemed to have made such demand upon the Borrower at the commencement of such proceeding.

8.
Termination; Survival.
(a)
None of the Borrower, the Custodian or the Agent will close a Controlled Account prior to termination of this Agreement.
(b)
The Borrower may not terminate this Agreement. The Agent may terminate this Agreement by notice to the Custodian and the Borrower in the form of Exhibit C attached hereto (a “Notice of Termination”), expressly stating that the Agent is terminating this Agreement and no longer claims any security interest in the Controlled Accounts.
(c)
The Custodian may terminate this Agreement upon thirty (30) days’ notice to the Agent and the Borrower; provided, however, that this Agreement may be terminated immediately by notice from the Custodian to the Agent and the Borrower, should the Agent or Borrower fail to make any payment when due to the Custodian and such failure continues for a period of 5 days after the Custodian notifies Agent thereof in writing. Agent may (but is not obliged) to cure any such payment default by Borrower.

(d)
The termination of this Agreement will not affect any rights created or obligations incurred under this Agreement before termination. Section 6, “Custodian’s Responsibility,” and Section 7, “Indemnity,” will survive termination of this Agreement.
9.
Governing Law.
(a)
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN

ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The parties further agree that the law applicable to all the issues in Article 2(1) of The Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with a Custodian shall be the law of the State of New York.

(b)
The Custodian may not change the law governing the Controlled Accounts without the Agent’s express written consent, which consent shall not be unreasonably withheld.

10.
Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.
Entire Account Control Agreement. This Agreement is the entire agreement and supersedes any prior digital assets account control agreements and contemporaneous oral agreement of the parties concerning its subject matter.

12.
Amendments; Waivers. This Agreement may be amended or modified only in writing signed by all parties hereto, and no waiver of any right under this Agreement will be binding unless it is in writing and signed by the party to be charged.

13.
Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

14.
Other Agreements. For so long as this Agreement remains in effect, transactions involving the Controlled Accounts shall be subject, except to the extent inconsistent herewith, to the provisions of such digital assets account agreements, disclosures, and fee schedules as are in effect from time to time with respect to the Controlled Accounts.

15.
Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent. If the Agent assigns its interests to an affiliate, it must give the Borrower and the Custodian ten (10) business days’ advance notice in writing.

16.
Notices. All orders, notices, requests and demands which any party gives to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to such party at the address or to the email address set forth below, or to such other address as any party may designate by written notice to all other parties. Each such Order, notice, request or demand shall be effective when delivered in person, or when sent by electronic means and electronic confirmation of error free receipt is received, or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

If to the Agent:	Blockchain Access UK Ltd.
Via email to: bcs@blockchain.com and lending@blockchain.com

If to the Custodian:	Coinbase Custody Trust Company LLC
Via Email at noticeofsolecontrol@coinbase.com

If to the Borrower:	GRIID Infrastructure LLC

2577 Duck Creek Road

Cincinnati, OH 45212

Attention: James D. Kelly, III

Email: trey@griid.com

17.
Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

18.
Electronic Execution and Notices. The words “signed, “writing,” execution,” “execute”, “signature,” and words of like import in this Agreement are deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any similar state laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GRIID INFRASTRUCTURE LLC

By:	/s/ James D. Kelly III
Name:	James D. Kelly III
Title:	Chief Executive Officer and President

BLOCKCHAIN ACCESS UK LIMITED

By:	/s/ Al Turnbull
Name:	Al Turnbull
Title:	VP Business Operations

COINBASE CUSTODY TRUST COMPANY, LLC

By:	/s/ Lauren Abendschein
Name:	Lauren Abendschein
Title:	Senior Director

Exhibit A. Controlled Accounts

Controlled Account Name	Controlled Account Number
Griid Infrastructure LLC (Collateral Account)	3c696fd1-b1a9-4734-b108-a2427807b399